UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 9, 2026

CN Healthy Food Tech Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41898	85-4105289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fuhuali Zhonghai Plaza, Building B, Suite 1001

2021 West Jiuzhou Blvd., Xiangzhou District

Zhuhai City, Guangdong Province, China 519000

(Address, including zip code, of principal executive offices)

+(86) 0756-8300081

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	UCFI	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	UCFIW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 16, 2026, CN Healthy Food Tech Group Corp. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (the “Nasdaq”) stating that the Staff had determined to delist the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share (the “Warrant,” together with the Common Stock, the “Listed Securities”), based on Nasdaq Listing Rule 5101 and IM-5101-1 (together, “Rule 5101”) and the Company’s alleged violation of Nasdaq Listing Rules 5205(e) and 5250(a)(1) (the “Misrepresentation Rules”). The Company appealed, and by letter dated October 7, 2026, the Nasdaq Hearings Panel (the “Panel”) determined to allow the Company to maintain its listing subject to certain conditions. Trading in the Common Stock was scheduled to resume on October 19, 2026; however, after receiving additional information from the China Securities Regulatory Commission (the “CSRC”), the Staff continued the trading halt to request additional information from the Company.

On November 9, 2026, the Company received a letter (the “Determination Letter”) from Nasdaq whereby the Staff determined to issue an additional delisting determination pursuant to Rule 5101 and for violation of the Misrepresentation Rules, based on information received from the CSRC, including a letter from the CSRC to the Staff dated October 30, 2026, which serves as an additional basis for delisting the Listed Securities. The Determination Letter states that the CSRC made certain allegations regarding, among other things, the status of the Company’s compliance with CSRC filing requirements, the authenticity of certain materials the Company previously provided to the Staff, the Company’s responsiveness to CSRC inquiries, and the Company’s PRC counsel.

The Panel will consider this matter in its decision regarding the Company’s continued listing on The Nasdaq Capital Market. The Company may provide more information to address this additional deficiency to the Panel in writing no later than November 16, 2026. The Company intends to present its views to the Panel by that deadline. The trading halt in the Listed Securities remains in effect. There can be no assurance that the Panel will rule in the Company’s favor, or that the Listed Securities will resume trading or continue to be listed on Nasdaq.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of these words or similar expressions (or the negative versions of such words or expressions), as they relate to the Company or its management team, are intended to identify forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including the Company’s ability to successfully address the Staff’s additional delisting determination before the Panel and the risks associated with delisting of the Company’s securities from Nasdaq. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, and other reports and registration statements of the Company filed, or to be filed, with the SEC, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update or revise any forward-looking statements for revisions or changes after the date of this Current Report on Form 8-K, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CN HEALTHY FOOD TECH GROUP CORP.

Date: November 13, 2026	By:	/s/ Zhenjun Jiang
	Name:	Zhenjun Jiang
	Title:	Chief Executive Officer and Chairman of the Board

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